       EXCEPT AS PERMITTED BY SECTION 8 HEREOF, NO TRANSFER SHALL BE MADE AT ANY TIME UNLESS THE COMPANY SHALL HAVE BEEN SUPPLIED WITH EVIDENCE REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").


                          VITAFORT INTERNATIONAL CORPORATION

                                ----------------------

                                  OPTION TO PURCHASE

                                SHARES OF COMMON STOCK

                                 AS HEREIN DESCRIBED

                              DATED:  AS OF MAY 16, 1996


                       THIS CERTIFIES THAT, FOR VALUE RECEIVED

                 NAME:     DALE DE MARCHI

                 ADDRESS:  2419 20th Street, Unit 1
                           Santa Monica, CA  90405


or registered assigns (the "Holder") are entitled, subject to the terms set forth herein and as a result of his employment full time by Vitafort, to purchase from Vitafort International Corporation (the "Company"), a Delaware corporation, having its offices at Suite 480, 1800 Avenue of the Stars, Los Angeles, California 90067, up to ONE HUNDRED THOUSAND (100,000) shares of the Company's common stock subject to adjustment as set forth herein.

1. As used herein:

   (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in
       Section 5 hereof.

   (b) "Option Price" or "Common Share Price" shall be "EXERCISE PRICE" Cents ($ .24) per share.

   (c) "Underlying Securities" or "Underlying Shares"or "Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of this Option.

2. (a) The purchase rights represented by this Option may be exercised by the Holder hereof, in whole or in part (but not as to less than a whole Common Share), at any time, and from time to time, during the period commencing this date, until DECEMBER 31, 2000 (the "Expiration Date"), by the presentation of this Option, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 14 hereof), specifying the number of Common Shares as to which the Option is being exercised, and upon payment by the Holder to the Company in cash or by certified check or bank draft, in an amount equal to the Option Price times the number of Common Shares then being purchased hereunder.

   (b) The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Option shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding seven (7) days, after the rights represented by this Option shall have been so exercised. If this Option shall be exercised in part only or transferred in part subject to the provisions herein, the Company shall, upon surrender of this Option for cancellation or partial transfer, deliver a new Option evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder. Exercise in full of the rights represented by this Option shall not extinguish the rights granted under Section 9 hereof.

3. Subject to the provisions of Section 8 hereof, (i) this Option is exchangeable at the option of the Holder at the aforesaid office of the Company for other Options of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Option may be divided or combined with other Options which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Options are to be issued, and the payment of any transfer tax due in connection therewith.

3. a) These options are subject to performance vesting requirements to be determined on or before June 30, 1996. These performance vesting requirements shall confirm the following minimum vesting at the following dates:
       i. (10,000 option shares) irrevocably vest upon execution of this option.
       ii. (15,000 option shares) irrevocably vest as of June 30, 1996 provided Mr. De Marchi is employed full time by Vitafort International Corporation at that time (no right of pro-ration is granted or inferred).
       iii. The balance of the options will vest in accordance with specific performance criteria to be determined on or before June 30, 1996. However, should the Company fail to establish specific criteria for any reason, an additional 25% (25,000 option shares) shall vest on January 1 of 1997, 1998, and 1999.

4. Subject and pursuant to the provisions of this Section 4, the Option Price and number of Common Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

   (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Option immediately prior to such subdivision shall be proportionately increased and the Option Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Option immediately prior to such combination shall be proportionately decreased and the Option Price shall be proportionately increased. Any such adjustment and adjustment to the Option Price shall become effective at the close of business on the record date for such subdivision or combination.

   (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Option Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Option rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

   (c) No adjustment in the number of Common Shares subject to this Option or the Option Price shall be required under this Section 4 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Option, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Option shall be required by reason of the making of such record.

   (d) In case of any capital reorganization or reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the property of the Company and in connection with which the Company is dissolved, the Holder of this Option shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof, for the same aggregate Option Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 4(a), then such adjustment shall be made pursuant to both this Section 4(d) and Section 4(a). The provisions of this Section 4(d) shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

   (e) The Company shall not be required to issue fractional Common Shares upon any exercise of this Option. As to any final fraction of a Common Share which the Holder of this Option would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock on the business day preceding the day of exercise or book value as determined by the Company's independent public accountants if not publicly traded. The Holder of this Option, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Option.

   (f) As used herein, the current market price ("Market Price") per share at any date shall be the price of Common Shares on the business day immediately preceding the event requiring an adjustment hereunder and shall be (A) if the principal trading market for such securities is an exchange, the closing price on such exchange on such day provided if trading of such Common Shares is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or
       (B) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by NASDAQ or closing price if listed on NASDAQ NMS or, if the security is not quoted on NASDAQ, the high bid price as set forth in the NATIONAL QUOTATION BUREAU sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

   (g) Irrespective of any adjustments pursuant to this Section 4 in the Option Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Option, and without impairing any such adjustment the certificate representing this Option may continue to express the Option Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

   (h) Until this Option is exercised, the Underlying Shares, and the Option Price shall be determined exclusively pursuant to the provisions hereof.

   (i) Upon any adjustment of this Option the Company shall give written notice thereof to the Holder which notice shall include the number of Underlying Securities purchasable and the price per share upon exercise of this Option and shall set forth in reasonable detail the events which resulted in such adjustment.

5. For the purposes of this Option, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Option shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4, and all other provisions of this Option with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to
   Section 4, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

6. The Company covenants and agrees that:

   (a) During the period within which the rights represented by this Option may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Option, such number of its Common Shares as shall be issuable upon the exercise of this Option and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Option;

   (b) All Common Shares which may be issued upon exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

   (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Options.

7. The Company may issue a call of this Option ("Call Notice") at any time after the Effective Registration Date, but prior to the expiration of this Option, by written notice to Option Holder, provided only that the Closing Price (hereinafter defined) of the Company's Common Stock has theretofore equalled or exceeded FIFTY CENTS ($0.50) per Share for ten (10) consecutive Trading Days after the Effective Registration Date. This Option shall expire and become null and void thirty (30) days after the issuance of the Call Notice. The Option Holder may exercise this Option and purchase some or all of the Shares then subject to this Option within said thirty (30)-day period, but may not thereafter exercise this Option or purchase any of the Shares. If the Option is not exercised within said thirty (30) day period, the Company will have the right to redeem any or all outstanding and unexercised Options at a redemption price of $0.0001 per Option. For purposes of this Section 7.3, "Closing Price" means (a) if the Common Stock is then listed on an established stock exchange or exchanges, the average bid and ask price per share for each Trading Day on the principal exchange on which the Common Stock is traded, as reported in The Wall Street Journal; or (b) if the Common Stock is not then listed on an exchange, the price per share for the Common Stock in the over-the-counter market as quoted on NASDAQ (either National Market System or Small Cap Issues or the OTC Electronic Bulletin Board), for each Trading Day, as reported in The Wall Street Journal. If the Common Stock is not then listed on an exchange or quoted on NASDAQ or the OTC Electronic Bulletin Board, the Common Stock shall be deemed to have a Closing Price of less than FIFTY CENTS ($0.50) per share on such Trading Day. For purposes of this Section 7.3, the term "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

8. Until exercised, this Option shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

9. No transfer of all or a portion of the Option or Underlying Securities shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). Subject to the satisfaction of the aforesaid condition and upon surrender of this Option or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Option or Options or new certificate or certificates for Underlying Securities to and in the name of the assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

10.If this Option is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Option of like denomination, tenor and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall be at any time enforceable by anyone.

11.Any Option issued pursuant to the provisions of Section 9 hereof, or upon transfer, exchange, division or partial exercise of this Option or combination thereof with another Option or Options, shall set forth each provision set forth in Sections 1 through 15, inclusive, of this Option as each such provision is set forth herein, and shall be duly executed on behalf of the Company by its chief executive officer or chief operating officer.

12.Upon surrender of this Option for transfer or exchange or upon the exercise hereof, this Option shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in Section 2 in case of a partial exercise, Section 3 in case of an exchange or Section 8 in case of a transfer, or Section 9 in case of mutilation. Any new Option certificate shall be issued promptly but not later than fifteen (15) days after receipt of the old Option certificate.

13.This Option shall inure to the benefit of and be binding upon the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

14.All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

15.In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

16.The validity, interpretation and performance of this Option and of the terms and provisions hereof shall be governed by the laws of the State of California applicable to agreements entered into and performed entirely in such state.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer as of MAY 16, 1996.

                          VITAFORT INTERNATIONAL CORPORATION



                             By:    /s/ Mark Beychok
                             -----------------------------------------
                             Mark Beychok, Chief Executive Officer

                                    PURCHASE FORM
                                    TO BE EXECUTED
                               UPON EXERCISE OF OPTION


The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase __________ Common Shares evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full. The undersigned requests that certificates for such shares and options shall be issued in the name set forth below.

                                                   , 19
                                ----------------    ----

               --------------------------------------------------------
                                      Signature

               --------------------------------------------------------
                               Print Name of Signatory

                ------------------------------------------------------
          Name to whom certificates are to be issued if different from above

            --------------------------------------------------------------
                                   (Street Address)

           ----------------------------------------------------------------
                                (City, State  Zipcode)

                       ----------------------------------------
                               (Tax Payer I.D. Number)

If said number of shares and options shall not be all the shares purchasable under the within Option, the undersigned requests that a new Option for the unexercised portion shall be registered in the name of:

                ------------------------------------------------------
                                    (Please Print)

                ------------------------------------------------------
                                   (Street Address)

           ----------------------------------------------------------------
                                (City, State  Zipcode)

                       ----------------------------------------
                               (Tax Payer I.D. Number)

               --------------------------------------------------------
                                      Signature

               --------------------------------------------------------
                               Print Name of Signatory

                                  FORM OF ASSIGNMENT



   FOR VALUE RECEIVED ________________, hereby sells, assigns and transfers to _________________,(Social Security or I.D. No. _____________________)
   the within Option, or that portion of this Option purchasable for _____________ common shares together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer such Option on the register of the within named Company, with full power of substitution.


          ------------------------------------------------------------------
                                     (Signature)

                             Dated:             , 19
                                 ------------    -----

                                Signature Guaranteed:



                ------------------------------------------------------



                                (INTENTIONALLY BLANK)